Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statements (File Number 333-64197) on form S-3D, (File Numbers 333-102666 and 333-121979) on Form S-8 of GB&T Bancshares, Inc. of our reports dated March 12, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of GB&T Bancshares, Inc. for the year ended December 31, 2006.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
March 12, 2007